EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement File No. 33-87950


/S/ ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
     July 13, 1998